UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 28, 2015

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2015, Towerstream Corporation (the “Company”) and Jeffrey M. Thompson, the Company’s President and Chief Executive Officer, entered into a Third Amendment (the “Third Amendment”) to that certain Employment Agreement dated and effective December 21, 2007 (as amended December 8, 2011 and December 12, 2014) (the “Agreement”). Pursuant to the Third Amendment, effective October 23, 2015, the term of employment was revised and will expire on October 24, 2016 and will not be subject to automatic renewal. Upon execution, Mr. Thompson will be entitled to a $75,000 signing bonus. The terms of Mr. Thompson’s severance under the Third Amendment have been revised and upon termination for any reason (other than Cause (as defined in the Agreement)), Mr. Thompson will be entitled to six month severance, increased to twelve months if termination follows within six months of a change of control.

The description of the Third Amendment included herein is incomplete.  The Third Amendment contains various additional terms and conditions which are included in Exhibit 10.1 hereto and should be reviewed in its entirety.

Item 9.01	Financial Statements and Exhibits

10.1	Third Amendment to Employment Agreement with Jeffrey Thompson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: October 29, 2015	By:	/s/ Jeffrey M. Thompson
	Name:	Jeffrey M. Thompson
	Title:	President and Chief Executive Officer